RESTRICTED STOCK UNIT AWARD AGREEMENT

        THIS AGREEMENT is entered into as of February 23, 2006, between Joy Global Inc. (the “Company”) and [ ] (the “Grantee”). In consideration of the mutual promises and covenants made in this Agreement and the mutual benefits to be derived from this Agreement, the Company and the Grantee agree as follows:

        Subject to the provisions of this Agreement and the provisions of the Joy Global Inc. 2003 Stock Incentive Plan (as amended from time to time, the “Plan”), the Company hereby grants to the Grantee [ ] restricted stock units (the “Restricted Stock Units”) as of February 23, 2006 (the “Grant Date”). This grant constitutes an “other stock-based award” under Section 8 of the Plan. Capitalized terms not defined in this Agreement have the meanings given to them in the Plan.

    1.        Vesting. Subject to the provisions of Paragraph 5(a) of this Agreement, the Restricted Stock Units will vest and become non-forfeitable on the one-year anniversary of the Grant Date.

    2.        Restriction Period. The Restriction Period is the time between the Grant Date and the one-year anniversary of the date on which the Grantee’s service on the Board terminates.

    3.        No Shareholder Rights Before Settlement. The Grantee shall not be entitled to any rights or privileges of ownership of shares of Common Stock with respect to any Restricted Stock Unit unless and until a share of Common Stock is actually delivered to the Grantee in settlement of such Restricted Stock Unit pursuant to this Agreement.

    4.        Dividends. On each payment date with respect to any dividend or distribution to holders of Common Stock with a record date occurring during a Restriction Period, the Grantee will be credited with additional Restricted Stock Units (rounded to the nearest whole unit) having a value equal to the amount of the dividend or distribution that would have been payable with respect to the unvested Restricted Stock Units if they had been actual shares of Common Stock on such record date, based on the Fair Market Value of a share of Common Stock on the applicable payment date. Such additional Restricted Stock Units shall also be credited with additional Restricted Stock Units as further dividends or distributions are declared, and all such additional Restricted Stock Units shall be subject to the same restrictions and conditions as the Restricted Stock Units with respect to which they were credited.

    5.        Forfeiture and Settlement of Units.

(a)

The Restricted Stock Units shall be forfeited if the service of the Grantee on the Board is terminated for any reason prior to the one-year anniversary of the Grant Date; provided, however, that if the Grantee’s service on the Board terminates by reason of the Grantee’s death or Disability the Restricted Stock Units shall become non-forfeitable and will be settled; provided, further, that if the service of the Grantee on the Board terminates on the date of the Company’s 2007 annual meeting of shareholders, such service shall be deemed to have continued until the first anniversary of the Grant Date, notwithstanding that such period may actually have been less than 365 calendar days. In the event of Grantee’s death or Disability the Restricted Stock Units shall be settled as soon as practicable after the date of death or Disability. In the event that the Grantee dies before settlement of all of the Grantee’s vested Restricted Stock Units (whether while the Grantee is a member of the Board or after such membership has terminated), all such remaining vested Restricted Stock Units shall be settled by delivery to the Grantee’s beneficiary or beneficiaries (as determined under the Plan), as soon as practicable after the date of such death, of a number of shares of Common Stock equal to the number of such Restricted Stock Units. If, in the event of the Grantee’s death, the Grantee fails to designate a beneficiary, or if the designated beneficiary of the Grantee dies before the Grantee or before the complete payment of the amounts distributable under this Agreement, the amounts to be paid under this Agreement shall be paid to the legal representative or representatives of the estate of the last to die of the Grantee and the beneficiary.

(b)

Unless earlier forfeited or settled pursuant to Paragraph 5(a) of this Agreement, Restricted Stock Units shall be settled at the end of the Restriction Period. Each Restricted Stock Unit settled pursuant to this Paragraph 5 shall be settled by delivery of one share of Common Stock. Any fractional Restricted Stock Units shall be rounded to the nearest whole number.

    6.        Change in Control and Corporate Events. Notwithstanding any other provision of this Agreement, in the event of a Change in Control, all outstanding Restricted Stock Units held by the Grantee on the effective date of the Change in Control, whether or not then vested, shall be settled as soon as practicable after the Change in Control by payment to the Grantee of an amount in cash equal to the Fair Market Value of a share of Common Stock on the date of the Change in Control times the number of such Restricted Stock Units. In the event of any change of capitalization or other event described in Section 3.c. of the Plan, the Restricted Stock Units shall be adjusted pursuant to the terms of such Section 3.c.

    7.        Nontransferability. Restricted Stock Units granted under this Agreement are not transferable by the Grantee, whether voluntarily or involuntarily, by operation of law or otherwise, during the Restriction Period, except as provided in the Plan. Any assignment, pledge, transfer or other disposition, voluntary or involuntary, of the Restricted Stock Units made, or any attachment, execution, garnishment, or lien issued against or placed upon the Restricted Stock Units, shall be void.

    8.        Administration. This Agreement and the rights of the Grantee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee.

    9.        Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Grantee:

If to the Company:

         Joy Global Inc.
         100 East Wisconsin Avenue, Suite 2780
         Milwaukee, WI 53202
         Attention: Corporate Secretary
         Fax: 414-319-8520

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 9. Notice and communications shall be effective when actually received by the addressee.

    10.        Successors. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Grantee pursuant to Paragraph 7.

    11.        Laws Applicable to Construction. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware as applied to contracts executed in and performed wholly within the State of Delaware, without reference to principles of conflict of laws.

    12.        Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    13.        Conflicts and Interpretation. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (a) interpret the Plan, (b) prescribe, amend and rescind rules and regulations relating to the Plan, and (c) make all other determinations deemed necessary or advisable for the administration of the Plan.

    14.        Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

    15.        Amendment. This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

    16.        Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same original.

    17.        Miscellaneous.

    (a)        This Agreement shall not confer upon Grantee any right to continue as a member of the Board, nor shall this Agreement interfere in any way with the right of the Company’s stockholders to terminate the Grantee’s Board service at any time.

(b) This Agreement shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

        IN WITNESS WHEREOF, the Grantee has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date first written above.

JOY GLOBAL INC. By: _________________________ EMPLOYEE: By: _________________________